                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a-12

                            ECOSCIENCE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
    (5) Total fee paid:
        ------------------------------------------------------------------------
/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
        ------------------------------------------------------------------------
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    (4) Date Filed:
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

                             ECOSCIENCE CORPORATION
                                 10 ALVIN COURT
                        EAST BRUNSWICK, NEW JERSEY 08816
                                  908-432-8200

                              _____________________

                            NOTICE OF ANNUAL MEETING
                                 OF STOCKHOLDERS

                                NOVEMBER 7, 1996

TO THE STOCKHOLDERS OF
EcoScience Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders of EcoScience Corporation (the "Company") will be held on Thursday, November 7, 1996 at 9:00 A.M. local time at the Brunswick Hilton Hotel, Three Tower Center Boulevard, East Brunswick, New Jersey 08816, to consider and act upon (1) the election of three Directors to the class of Directors whose term expires in 1999 and (2) such other business as may properly come before the meeting or any adjournment thereof.

     Reference is hereby made to the accompanying Proxy Statement for more complete information concerning the matters to be acted upon at the meeting.

     Only stockholders of record of the Company's Common Stock at the close of business on September 19, 1996 (the "Record Date") will be entitled to vote at the Annual Meeting and any adjournment thereof. All stockholders are invited to attend the meeting in person.

                                   By Order of the Board of Directors


                                   /s/ Harold A. Joannidi

                                   Harold A. Joannidi
                                   SECRETARY


East Brunswick, New Jersey
October 15, 1996

HOLDERS OF RECORD OF COMMON STOCK AS OF THE RECORD DATE ARE URGED TO VOTE, SIGN, DATE AND RETURN THEIR PROXIES IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. HOLDERS OF RECORD OF THE COMMON STOCK AS OF THE RECORD DATE WHO DO ATTEND THE MEETING AND WISH TO VOTE IN PERSON MAY REVOKE THEIR PROXIES.

                             ECOSCIENCE CORPORATION
                                 10 ALVIN COURT
                        EAST BRUNSWICK, NEW JERSEY  08816
                                  908-432-8200

                     PROXY STATEMENT FOR 1996 ANNUAL MEETING
                           OF STOCKHOLDERS TO BE HELD
                                NOVEMBER 7, 1996

     This Proxy Statement, with the enclosed proxy card, is being furnished to stockholders of EcoScience Corporation ("EcoScience" or the "Company"), a Delaware corporation, in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies to be voted at the Company's 1996 Annual Meeting of Stockholders to be held on Thursday, November 7, 1996 at 9:00 A.M. local time at the Brunswick Hilton Hotel, Three Tower Center Boulevard, East Brunswick, New Jersey 08816, and at any adjournments thereof (the "Meeting").

     This Proxy Statement and the enclosed proxy card are first being mailed or otherwise furnished to stockholders of the Company on or about October 15, 1996. Proxies may be solicited by Directors, officers and employees of the Company by mail, by telephone, in person or otherwise. No such person will receive additional compensation for such solicitation. In addition, the Company will request banks, brokers, and other custodians, nominees, and fiduciaries to forward proxy materials to the beneficial owners of Common Stock and obtain voting instructions from such beneficial owners. The Company will reimburse those firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

     When the proxy card of a stockholder is duly executed and returned, the shares represented thereby will be voted in accordance with the voting instructions given on the proxy by the stockholder. If no such voting instructions are given on a proxy card with respect to one or more proposals, the shares represented by that proxy card will be voted, in the election of Directors, for the nominees named herein and with respect to other proposals, in accordance with the recommendations of the Board. Stockholders may revoke their proxies at any time prior to any vote at the Meeting by written notice to the Secretary of the Company at or before the Meeting, by submission of a duly executed proxy card bearing a later date or by voting in person by ballot at the Meeting.

                                VOTING SECURITIES

     Holders of Common Stock of record on the books of the Company at the close of business on September 19, 1996 (the "Record Date") are entitled to notice of and to vote at the Meeting. At the Record Date, there were issued and outstanding 9,342,177 shares of Common Stock, each of which entitles the holder to one vote on each matter submitted to a vote at the meeting. A plurality of the shares of Common Stock present in person and represented by proxy at the Meeting is required for the election of Directors. An affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy is required for approval of all other items submitted to the stockholders for their consideration. Shares owned by a stockholder submitting a proxy card but abstaining from voting on any proposal are counted in the number of shares present in person or represented by proxy for purposes of determining whether that proposal has been approved. Shares held but not voted by brokers are counted only for purposes of determining whether a quorum is present at the meeting.

                              ELECTION OF DIRECTORS

     The By-Laws of the Company provide for a Board consisting of such number of Directors, not fewer than three, as shall be fixed from time to time by the Board. The Board is divided into three classes, with each class to hold office for a term of three years and the term of office of one class to expire each year. The Board has fixed the number of Directors to constitute the full Board for the ensuing year at five, three of whom are to be elected at this year's Annual Meeting, one whose term expires at the 1997 Annual Meeting and one whose term expires at the 1998 Annual Meeting.

     Kenneth S. Boger, E. Andrews Grinstead III, and Heinz K. Wehner represent the class of Directors whose term expires at this year's Annual Meeting. The Board has nominated Messrs. Boger, Grinstead and Wehner for election to the class of Directors whose term expires at the 1999 Annual Meeting.

     Shares represented by proxies will be voted for the election as Director of the foregoing nominees unless otherwise specified in the proxy. If any of the nominees for election to the Board should, for any reason not now anticipated, not be available to serve as such, proxies will be voted for such other candidate as may be designated by the Board unless the Board reduces the number of Directors. The Board has no reason to believe that any of the nominees will be unable to serve if elected.

     Set forth below is certain information with respect to the nominees for election to the Board and those Directors whose terms of office will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 1999 ANNUAL MEETING

KENNETH S. BOGER(3)

     Mr. Boger, age 50, has served as a Director of the Company since July 1993. Mr. Boger is currently a partner in the Boston law firm of Warner & Stackpole LLP, the Company's general counsel, where he has practiced corporate law since 1976. Mr. Boger holds an A.B. from Duke University, an M.B.A. from the University of Chicago and a J.D. from Boston College Law School.

E. ANDREWS GRINSTEAD III(2)(3)

     Mr. Grinstead, age 51, has served as a Director of the Company since May 1991. Mr. Grinstead is currently Chairman, Chief Executive Officer and President of Hybridon, Inc., a pharmaceutical company, and serves as a director of Pharmos Corporation and Survival Technologies, Inc. From October 1990 to June 1991, he acted as a consultant and financial advisor to emerging growth companies in the medical field, particularly bio-pharmaceutical companies. From February 1984 through September 1990, he was a Managing Director and head of PaineWebber Incorporated's Healthcare/Life Sciences Group, Managing Director of the life sciences group at Drexel Burnham Lambert Incorporated and a Vice President of Kidder, Peabody & Co. Mr. Grinstead graduated from Harvard University, the University of Virginia School of Law and Harvard Business School.

HEINZ K. WEHNER(1)

     Mr. Wehner, age 65, has served as a Director of the Company since March 1993. From March 1976 to June 1992, Mr. Wehner served in several management positions with Chemagro Corporation, a subsidiary of Bayer A.G. in Germany, Mobay Corporation and, most recently, Miles, Inc., where he served as Executive Vice President of the Agricultural, Animal Health and Consumer Products Division. Previously, he held several management positions with Bayer Quimicas Unidas S.A. in Peru, including Vice President of the Agricultural Chemicals and Animal Health Division, and with Bayer de Mexico S.A., including Vice President of the Crop Protection and Consumer Products Division. Mr. Wehner is an advisory director for the Commerce Bank of Kansas City, N.A. in Kansas City, Missouri. Mr. Wehner attended Escuelas Americanas in Peru where he studied business administration.


DIRECTOR CONTINUING IN OFFICE UNTIL THE 1997 ANNUAL MEETING

DAVID J. RYAN (1)(2)(3)

     Mr. Ryan, age 41, has served as a Director of the Company since 1988.
Since 1983, Mr. Ryan has been a General Partner of Copley Venture Partners, an affiliate of Copley Partners 2, L.P., a venture capital investor in EcoScience. Prior to his involvement in venture capital, Mr. Ryan spent five years with Medusa Corporation, a midwest based manufacturer of industrial and building products, in several financial and operating capacities. Mr. Ryan holds a B.S. from Northeastern University and an M.B.A. from Case Western Reserve University.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING

LARRY M. NOUVEL(1)

     Mr. Nouvel, age 53, has served as a Director of the Company since March 1993. Mr. Nouvel is currently President of Speer Products, a company that is primarily engaged in the development, manufacturing and marketing of insecticide products to the non-agricultural markets. From January 1986 to May 1992, he served as President of Roussel BioCorporation, a company that manufactures and markets insecticide products to the non-agricultural markets. Previously, Mr. Nouvel held several senior marketing and sales positions, including Vice President of Marketing and Sales, for Zoecon Industries, a manufacturer and marketer of insecticide products to the professional pest control markets. Mr. Nouvel holds a B.A. degree in Chemistry from the University of Texas at El Paso.

______________
(1)  Member of the Compensation Committee.
(2)  Member of the Audit Committee.
(3)  Member of the Strategic Alternatives Committee.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board held five meetings during the fiscal year ended June 30, 1996. Each of the Directors attended at least 75% of the Board meetings and meetings of committees of the Board of which he was a member.

     The Audit Committee consists of E. Andrews Grinstead III and David J. Ryan. During fiscal 1996, the full Board of Directors performed the functions of the Audit Committee which included interactions with the Company's independent accountants to review the scope of the annual audit, to discuss the adequacy of internal accounting controls and procedures and to perform general oversight with respect to the accounting principles applied in the financial reporting of the Company.

     The Compensation Committee's functions are to recommend to the full Board the amount, character and method of payment of compensation to all executive officers and certain other key employees of the Company and to administer the Company's 1991 Stock Option Plan. The Compensation Committee consists of Mr. Ryan, Larry M. Nouvel and Heinz K. Wehner. The Compensation Committee held four meetings in fiscal 1996.

     In fiscal 1995, the Company appointed Messrs. Grinstead and Ryan and Kenneth S. Boger to serve on a Strategic Alternatives Committee to investigate strategic alternatives available to the Company, including mergers, acquisitions and technology licensing opportunities. The Strategic Alternatives Committee held no meetings in fiscal 1996.

BOARD RECOMMENDATION

     The Board recommends that the stockholders VOTE FOR the election of the nominees to the Board of Directors. A plurality of the shares of Common Stock present in person or represented by proxy at the Meeting is required to elect each nominee as Director.


              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

     The following table sets forth information regarding beneficial ownership of the Company's Common Stock as of September 19, 1996 by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each Director, (iii) each executive officer listed in the Summary Compensation Table below and (iv) all Directors and executive officers as a group.

                        SUMMARY SECURITY OWNERSHIP TABLE

                                                        Shares
                                                     Beneficially    Percentage
           Name and Address                            Owned(1)       of Total
           ----------------                            --------       --------


Palo Alto Investors. . . . . . . . . . . . . . .      1,438,400(2)      15.4%
   431 Florence Street, Suite 200
   Palo Alto, California  94301

Copley Partners 2, L.P (3) . . . . . . . . . . .        756,266          8.1%
  600 Atlantic Avenue
  Boston, Massachusetts  02110

Worcester Business Development Corporation . . .        500,000(4)       5.4%
  One Innovation Drive
  Worcester, Massachusetts  01605

Kenneth S. Boger . . . . . . . . . . . . . . . .         30,003(5)         *
E. Andrews Grinstead III . . . . . . . . . . . .         20,003(5)         *
Larry M. Nouvel. . . . . . . . . . . . . . . . .         30,003(5)         *
David J. Ryan. . . . . . . . . . . . . . . . . .        786,269(6)       8.4%
Heinz K. Wehner. . . . . . . . . . . . . . . . .         30,003(5)         *
Michael A. DeGiglio. . . . . . . . . . . . . . .        159,323(7)       1.7%
Richard A. Andrews . . . . . . . . . . . . . . .         70,811(8)         *
David W. Miller. . . . . . . . . . . . . . . . .         82,609(9)         *
All Directors and executive officers as a group
(10 persons) . . . . . . . . . . . . . . . . . .      1,243,024(10)     12.7%

------------
*Less than 1%.

(1) Information with respect to beneficial ownership is based upon information furnished to the Company by each stockholder included in this table.
     Except as indicated in the notes to the table, each stockholder included in the table has sole voting and investment power with respect to the shares shown to be beneficially owned by him. Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or member of a group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2) According to a Schedule 13G dated April 12, 1996, filed by Palo Alto Investors, includes no shares of Common Stock as to which such entity has sole voting and investment power and 1,438,400 shares of Common Stock as to which such entity has shared voting and investment power.

(3) David J. Ryan, a Director of the Company, is a general partner of Copley Venture Partners L.P., which is a general partner of Copley Partners 2, L.P.

(4) According to a Schedule 13D dated January 16, 1996, filed by Worcester Business Development Corporation includes 500,000 shares of Common Stock as to which such entity has sole voting and investment power.

(5)  Represents shares of Common Stock issuable upon exercise of warrants.

(6) Includes 30,003 shares of Common Stock issuable upon exercise of outstanding warrants and an aggregate of 756,266 shares of Common Stock held by Copley Partners 2, L.P.

(7)  Includes 17,427 shares of Common Stock held by Mr. DeGiglio's wife, Susan
     A. DeGiglio, as to which Mr. DeGiglio disclaims beneficial ownership, and 107,498 shares of Common Stock issuable upon exercise of outstanding options.

(8) Includes 69,583 shares of Common Stock issuable upon exercise of outstanding options.


(9) Includes 58,750 shares of Common Stock issuable upon exercise of outstanding options.

(10) Includes 409,846 shares of Common Stock issuable upon exercise of outstanding options and warrants.

                             EXECUTIVE COMPENSATION

     The following table provides certain summary information covering compensation paid by the Company during the fiscal years ended June 30, 1996, 1995, and 1994, to the Company's Chief Executive Officer and to each of the other executive officers of the Company, determined as of June 30, 1996, whose annual compensation exceeded $100,000 (together with the Chief Executive Officer, the "Named Executive Officers").

                            SUMMARY COMPENSATION TABLE





                                                                 Long-Term
                         Annual Compensation               Compensation Awards
                         -------------------              ----------------------
                                                                       Number of
                                                          Restricted  Underlying
      Name and                                               Stock       Stock
  Principal Position      Year      Salary        Bonus      Awards     Options
-----------------------  ------   ----------    --------------------- ----------

Michael A. DeGiglio(1)    1996     $123,391      $25,000        -       200,000
  President and Chief     1995      110,250            -        -             -
  Executive Officer       1994      107,500       16,077        -             -

Richard A. Andrews        1996      121,750            -        -        50,000
  Vice President          1995      131,250            -        -             -
                          1994      128,125            -        -        15,000

David W. Miller           1996      108,230            -        -        50,000
  Vice President-
  Technology              1995      120,750            -        -             -
                          1994      117,815            -        -        25,000


(1) Mr. DeGiglio joined the Company in November 1992 as the President of Agro Dynamics, Inc. and was appointed President and Chief Executive Officer of the Company in July 1995.

The following table provides certain information with respect to options granted under the Company's 1991 Stock Option Plan to each of the Named Executive Officers during the fiscal year ended June 30, 1996.

                    OPTION GRANTS IN THE LAST FISCAL YEAR




                                   Individual Grants                              Potential Realizable
                                   -----------------                                Value at Assumed Rates
                                              Percent                                 of Stock Price
                                             of Total                               Appreciation for
                                              Options                                Option Term (1)
                                            Granted to                            ---------------------
                               Options     Employees in  Exercise     Expiration
   Name                       Granted (2)   Fiscal Year   Price         Date          5%          10%
   ----                       -----------  ------------   -----         ----          --          ---
Michael A. DeGiglio            100,000        18.1%      $0.875       11/01/05    $142,528     $226,952
                               100,000(3)     18.1%       1.375       11/01/01     175,489      221,445
                               -------        -----                               --------     --------
                               200,000        36.2%                               $318,017     $448,397
                               -------        -----                               --------     --------
                               -------        -----                               --------     --------
Richard A. Andrews              50,000         9.1%       0.875       11/01/05    $ 71,264     $113,476

David W. Miller                 50,000         9.1%       0.875       11/01/05      71,264      113,476

(1) As required by the rules of the Securities and Exchange Commission, potential values stated are on the prescribed assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term at annualized rates of 5% and 10%. The actual value, if any, an executive officer may realize will depend on the excess of the market price of the Company's Common Stock over the exercise price on the date the option is exercised; there is no assurance that the value realized by an executive officer will be near the value show in the table.

(2) Unless otherwise noted, options vest in two equal annual installments beginning one year from the date of grant.

(3) Options vest 25% on the date of grant with the balance vesting in equal monthly installments of 2,083 shares beginning June 1, 1996 and ending April 1, 1999 and an installment of 2,095 shares on May 1, 1999.

     The following table provides certain information with respect to options to purchase Common Stock held by the Named Executive Officers at June 30, 1996. No options were exercised by such persons during fiscal 1996.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                                       AND
                          FISCAL YEAR END OPTION VALUES


                          Number of Securities         Value of Unexercised
                         Underlying Unexercised        In the Money Options
                       Options at Fiscal Year End       at Fiscal Year End
                       --------------------------       ------------------


Name                   Exercisable   Unexercisable   Exercisable  Unexercisable
----                   -----------   -------------   -----------  -------------

Michael A. DeGiglio      42,083         177,917        $  3,385      $71,615
Richard A. Andrews       62,083          61,250          35,750       31,250
David W. Miller          47,500          67,500          11,250       31,250



COMPENSATION OF DIRECTORS

     Each Director who is not an employee of the Company receives an annual retainer of $5,000 for Board service, plus $750 for each Board meeting attended, $250 for each telephone Board meeting which lasts more than one hour and $500 for each Committee meeting attended, plus expenses. Those Directors who are employees of the Company do not receive any compensation for their services as Directors.

     Each non-employee Director when first elected or appointed to the Board receives a warrant to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value on the grant date. These warrants vest at the rate of 20 percent on the grant date and on the first anniversary of the grant date and 30 percent on the second and third anniversaries of the grant date. In addition, on May 1, 1996, each Director received a warrant to purchase 20,000 shares of Common Stock at an exercise price of $1.38 which was an amount equal to the fair market value on that date. These warrants vest at a rate of 6,667 shares on the date of grant with the balance vesting in monthly installments of 556 shares for the period June 1, 1996 to July 1, 1997, and 555 shares for the period August 1, 1997 to May 1, 1998. Warrants granted to Directors of the Company expire five years after date of grant.

CERTAIN TRANSACTIONS

     Kenneth S. Boger, a Director of the Company, is a partner in the law firm of Warner & Stackpole LLP, which performed legal services for the Company during fiscal 1996 and is expected to perform such services in the current fiscal year.

     The Company sells certain products and leases certain office space to an affiliated company of which Mr. DeGiglio serves as Chief Executive Officer and a Director. Revenues from such product sales and rental income derived from such office lease with the affiliated company totaled $556,000 and $55,000, respectively, for 1996. The Company's accounts receivable as of June 30, 1996 included $89,000 due from this affiliated company.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Board of Directors delegated to its Compensation Committee (the "Committee") the responsibility and authority to administer executive compensation policies for all executive officers of the Company, including the Chief Executive Officer. The Committee's recommendations as to compensation for executive officers of the Company are subject to approval by the full Board of Directors of the Company. The Committee is currently composed of three independent Directors, Larry M. Nouvel, David J. Ryan and Heinz K. Wehner.

     This report sets forth the policies used by the Committee in determining the compensation paid by the Company for fiscal 1996 to its executive officers, including the Named Executive Officers.

SUMMARY PHILOSOPHY AND OVERALL OBJECTIVES OF EXECUTIVE COMPENSATION

     EcoScience seeks to encourage and reward executives' efforts for the achievement of corporate objectives and performance goals by blending base salary, bonuses, and long-term incentive compensation in the form of stock options. EcoScience's executive compensation program seeks to accomplish several major goals:

     -    To recruit and retain highly qualified executive officers.

     - To motivate executive officers to achieve specified individual performance objectives and Company wide goals and to reward them when these objectives and goals are achieved.

     - To align the financial interests of executive officers with the long-term interests of the Company's stockholders.

BASE SALARY


     The Committee set base salaries for the Named Executive Officers in the middle of fiscal 1996. Base salaries for the Named Executive Officers, other than Michael A. DeGiglio, the Company's Chief Executive Officer, were reduced in fiscal 1996 by approximately 15%. The Committee believed that these reductions were necessary as part of the Company's ongoing restructuring and cost cutting measures which have been implemented in the past few years. The Committee determined to increase Mr. DeGiglio's base salary to reflect his assumption of the responsibilities of President and Chief Executive Officer of EcoScience.

BONUSES

     The Company during fiscal 1993 established an executive officer incentive bonus program (the "Bonus Program"), payable in cash and in Common Stock of the Company, to reward executive officers when the Company achieves certain objectives and when an executive officer's area of responsibility meets its predetermined goals. All executive officers, including the Chief Executive Officer, are eligible to receive bonuses under the Bonus Program. No bonuses were awarded under the Bonus Program in fiscal 1996.

LONG-TERM INCENTIVE COMPENSATION

     The Company's 1991 Stock Option Plan (the "Plan") was established to provide all employees of the Company with an opportunity to share in the growth of the Company along with its stockholders, and to encourage employees to remain with the Company and work toward its long-term success. Incentive stock options granted under the Plan are priced at not less than the fair market value of the Company's Common Stock on the date of grant, usually vest over a four year period and expire after ten years.

     Stock option grants are typically made to all employees upon commencement of employment and, when appropriate, following a promotion or to recognize superior on the job performance. It is contemplated that senior executives of the Company, including the Named Executive Officers, will be eligible to receive stock option grants in the future, subject to individual performance and the performance of the Company as a whole.

     In fiscal 1996, the Compensation Committee granted options to purchase 50,000 shares of Common Stock to Richard A. Andrews, Vice President and David W. Miller, Vice President-Technology, in recognition of those executives' loyalty to the Company and their willingness to take a reduction in base salary in fiscal 1996. The Committee believes that these option grants will also act as incentives for those executives to remain with the Company and continue to devote their best efforts to its progress.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. DeGiglio's annualized base salary for fiscal 1996 of $130,000 represents an increase of approximately 18% over his 1995 salary. The Committee believes that this increase was necessary in light of Mr. DeGiglio's assuming additional responsibilities as President and Chief Executive Officer of the Company. The Committee also granted Mr. DeGiglio options to purchase 100,000 shares of Common Stock. The Committee felt it was necessary to increase Mr. DeGiglio's option position with the Company in order to continue his incentive to remain with the Company. The Board of Directors awarded Mr. DeGiglio additional options to purchase 100,000 shares of Common Stock in recognition of his continuing efforts in cutting costs and his leadership in guiding the Company through its restructuring. The Committee awarded Mr. DeGiglio a $25,000 cash merit bonus in recognition of his efforts consummating the lease termination of the Company's former facility located in Worcester, Massachusetts.

INTERNAL REVENUE CODE LIMITATION ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code, enacted in 1993, limits to $1,000,000 per executive the amount of compensation paid in tax years after 1993 to the Company's Chief Executive Officer or any of the Company's other four most highly compensated executive officers which may be deducted for corporate tax purposes. Qualified performance based compensation is not included in the $1,000,000 limit. The Company believes that the Company's 1991 Stock Option Plan would qualify as a performance based compensation plan until the end of the applicable transition period.

                              Submitted by the
                              Compensation Committee:

                                   Larry M. Nouvel
                                   David J. Ryan
                                   Heinz K. Wehner

                COMPARISION OF 53 MONTH CUMULATIVE TOTAL RETURN*
         AMONG ECOSCIENCE CORPORATION, THE NASDAQ STOCK MARKET-US INDEX
                                AND A PEER GROUP

ECOSCIENCE CORPORATION   PEER GROUP (1) NASDAQ STOCKMARKET-US
2/5/92    100               100                  100
Jun-92     65                78                   88
Jun-93     95                77                  111
Jun-94     47                64                  112
Jun-95     13                36                  150
Jun-96     14                40                  192

* $100 INVESTED ON 02/05/92 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JUNE 30.

(1) THE COMPANY-SELECTED PEER GROUP INCLUDES: BIOSYS INC., CALGANA INC., DNA PLANT TECHNOLOGY CORPORATION, ECOGEN INC., MYCOGEN CORPORATION AND RINGER CORPORATION.

                             INDEPENDENT ACCOUNTANTS

     Arthur Andersen LLP, the independent accountants for the Company, will have representatives at the Meeting who will be available to respond to appropriate questions and who will be given the opportunity to make a statement should they desire to do so.

                STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

     In order to be considered for inclusion in the proxy statement for the Company's 1997 Annual Meeting of Stockholders, stockholder proposals must be received by the Company no later than June 1, 1997. Proposals should be sent to the attention of the Secretary at the Company's principal offices at 10 Alvin Court, East Brunswick, New Jersey 08816.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended requires directors, executive officers and persons who are beneficial owners of more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission (the "Commission") reports of their ownership of the Company's securities and of changes in that ownership. To the Company's knowledge, based on a review of copies of reports filed with the Commission and written representations by certain reporting persons that no reports on Form 5 were required from those persons, all reports that were required to be filed under Section 16(a) were timely filed, except that Harold A. Joannidi, the Company's Treasurer, Corporate Controller and Secretary, and William B. Silk, Vice President, did not file timely reports on Form 3 to report their initial statement of beneficial ownership of securities.

                                  OTHER MATTERS

     The Annual Meeting of Stockholders is called for the purposes set forth in the notice. The Board of Directors does not know of any matter for action by the stockholders at the meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters which are not known to the Directors at the date of printing hereof and which may properly come before the meeting. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

                                   By order of the Board of Directors

                                   /s/ Harold A. Joannidi

                                   Harold A. Joannidi
                                   Secretary

East Brunswick, New Jersey
October 15, 1996

                                      PROXY CARD

                                ECOSCIENCE CORPORATION
                  ANNUAL MEETING OF STOCKHOLDERS - NOVEMBER 7, 1996
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned does hereby constitute and appoint Michael A. DeGiglio and Harold A. Joannidi, or either of them, the attorney(s) of the undersigned, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote all stock of EcoScience Corporation (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders to be held at the Brunswick Hilton Hotel, Three Tower Center Boulevard, East Brunswick, New Jersey 08816 on Thursday, November 7, 1996 at 9:00 A.M. local time and at any adjournment thereof, hereby acknowledging receipt of the Proxy Statement for such meeting and revoking all previous proxies.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTOR THE NOMINEES NAMED ON THE REVERSE SIDE AND, IN THE CASE OF OTHER MATTERS THAT LEGALLY COME BEFORE THE MEETING, AS SAID ATTORNEY(S) MAY DEEM AVAILABLE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE                      SEE REVERSE SIDE

/X/  Please mark votes as in this example.

Please vote, sign, date and return the proxy card promptly using the enclosed envelope.
1. Election of Directors whose term expires in 1999.

Nominees: Kenneth S. Boger, E. Andrews Grinstead III and Heinz K. Wehner

                          Withhold Authority
For All Nominees       To Vote For All Nominees
     / /                          / /

-----------------------------------------------------------------------------
/ / Check here to vote for all nominees except the following (print name(s) on line above):


                            MARK HERE FOR               MARK HERE IF
                            ADDRESS CHANGE  / /         YOU PLAN TO  / /
                            AND NOTE AT LEFT            ATTEND THE
                                                        MEETING


Please sign name exactly as name appears. When signing in a fiduciary capacity, please give full title. Cofiduciaries and joint owners should each sign.


Signature:                 Date:           Signature:               Date:
          --------------        -------              -------------       -------